September 1, 2002


Lynn L. Anderson
President
SSgA Funds
One International Place
Boston, MA  02110

RE:   SSgA Funds Reimbursements and Waivers

Dear Lynn:

SSgA Funds Management, Inc. ("SFM"), as advisor to The SSgA Funds (the "Funds"), agrees to reimburse the Funds for all expenses on an annual basis as shown in the table below until December 31, 2003.

            SSgA FUND NAME                       REIMBURSEMENT                        EXPIRATION DATE
------------------------------------    --------------------------------        ---------------------------
MSCI EAFE Index                         All expenses in excess of .40%               December 31, 2003

S&P 500 Index                           All expenses in excess of .18%               December 31, 2003

Intermediate Municipal Bond             All expenses in excess of .65%               December 31, 2003

Intermediate Fund                       All expenses in excess of .60%               December 31, 2003

International Growth Opportunities      All expenses in excess of 1.10%              December 31, 2003

Life Solutions                          All expenses in excess of .45%               December 31, 2003

Tuckerman Active REIT                   All expenses in excess of 1.00%              December 31, 2003

Aggressive Equity                       All expenses in excess of 1.10%              December 31, 2003

Special Equity                          All expenses in excess of 1.10%              December 31, 2003

Growth and Income                       All expenses in excess of 1.10%              December 31, 2003

High Yield Bond                         All expenses in excess of .75%               December 31, 2003

Bond Market                             All expenses in excess of .50%               December 31, 2003

Emerging Markets                        All expenses in excess of 1.25%              December 31, 2003

International Stock Selection           All expenses in excess of 1.00%              December 31, 2003

IAM SHARES                              All expenses in excess of .65%               December 31, 2003

Prime Money Market                      All expenses in excess of .20%               December 31, 2003

US Treasury Money Market                All expenses in excess of .20%               December 31, 2003

Money Market                            All expenses in excess of .40%               December 31, 2003

Mr. Lynn L. Anderson
President
SSgA Funds
September 1, 2002
Page 2



In addition, SFM agrees to the following management fee waivers on an annual basis for certain Funds in the amounts and for the expiration dates shown in the table below.

        SSGA FUND NAME                              WAIVER                            EXPIRATION DATE
----------------------------------     -------------------------------            ------------------------
Disciplined Equity                      .50% of .75% management fee                  December 31, 20011

Intermediate                            .50% of .80% management fee                  December 31, 2010

Prime Money Market                      .5% of .15% management fee                   December 31, 2010

US Treasury Money Market                .15% of .25% management fee                  December 31, 2010

This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements for the Funds may, at SFM's option, continue after the dates set forth above, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSgA FUNDS MANAGEMENT, INC.



By:  /S/ AGUSTIN J. FLEITES
   ------------------------

Its: PRESIDENT


Accepted and Agreed:

SSgA Funds, on behalf of the portfolios named above



By: /S/ LYNN L. ANDERSON

Its: PRESIDENT